Exhibit 10.8

Massachusetts Institute of Technology

and

Liberty Defense Technologies, Inc

SIXTH AMENDMENT

This Sixth Amendment, effective as of April 1, 2023 is made by and between the Massachusetts Institute of Technology, a nonprofit research institution having a principal address at 77 Massachusetts Avenue, Cambridge, MA 02139 (“MIT”) and Liberty Defense Technologies, Inc (“COMPANY”), a Massachusetts corporation, with a principal place of business at 187 Ballardvale Street, Suite 110, Wilmington, MA 01887, and amends that certain Exclusive Patent License Agreement between the Parties dated as of September 10, 2018, (the “LICENSE AGREEMENT”) (MIT No. 4915113). Capitalized terms used herein without definition shall have the meaning given such terms in the LICENSE AGREEMENT.

WHEREAS, MIT and COMPANY executed a First Amendment to the LICENSE AGREEMENT on March 4, 2019 to update Appendix A; and

WHEREAS, MIT and COMPANY executed a Second Amendment to the LICENSE AGREEMENT on March 28, 2019 to amend the engineering prototype diligence requirement; and

WHEREAS, MIT and COMPANY executed a Third Amendment to the LICENSE AGREEMENT on September 20, 2019 to amend the engineering beta prototype diligence requirement and clarify the plant visit requirement; and

WHEREAS, MIT and COMPANY executed a Fourth Amendment to the LICENSE AGREEMENT on March 12, 2020, to amend the diligence requirements; and

WHEREAS, MIT and COMPANY executed a Fifth Amendment to the LICENSE AGREEMENT on August 1, 2022, to update Appendix A and Appendix B; and

WHEREAS, MIT and COMPANY wish to further amend the LICENSE AGREEMENT;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree the following:

1.	Section 4.1 (b) of the LICENSE AGREEMENT is hereby deleted in its entirety and replaced with the following:

(b) License Maintenance Fees. COMPANY shall pay to MIT the following license maintenance fees on the dates set forth below:

January 1, 2019	$20,000
January 1, 2020	$50,000
January 1, 2021	$60,000
January 1, 2022	$100,000
August 1, 2023	$200,000
January 1, 2024 and thereafter	$350,000

This annual license maintenance fee is nonrefundable; however, the license maintenance fee shall be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any. License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

2.	Except as specifically modified or amended hereby, the LICENSE AGREEMENT shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Sixth Amendment may be modified or amended except as expressly in a writing signed by both parties nor shall any terms be waived except expressly in a writing signed by the party charged therewith. This Sixth Amendment shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized representatives as of April 1, 2023.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		LIBERTY DEFENSE TECHNOLOGIES, INC.

By:	/s/ Lesley Millar-Nicholson	By:	/s/ Michael Lanzaro 4/27/23
Name:	Lesley Millar-Nicholson	Name:	Michael Lanzaro
Title:	Executive Director	Title:	President and CTO